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                                                                      [Oklahoma]

                            RESALE AGREEMENT BETWEEN
                       SOUTHWESTERN BELL TELEPHONE COMPANY
                             AND FEIST LONG DISTANCE

                                TABLE OF CONTENTS

I.     DESCRIPTION AND CHARGES FOR SERVICES ..............................   1

II.    TERMS AND CONDITIONS FOR RESALE OF SERVICES .......................   2
       A.     Permitted Use of Resold Services by LSP and Its End ........   2
              Users
       B.     Use of SWBT Trademarks .....................................   4
       C.     Network and Service Order Conditions .......................   5

III.   ADDITIONAL SERVICES ...............................................   5
       A.     911/E911 ...................................................   5
       B.     Dialing Parity .............................................   6
       C.     White Page Directories: Listings. Distribution and .........   6
              Information Page
       D.     Directory Assistance (DA) ..................................   8
       E.     Operator Services (OS) .....................................   9

IV.    RESPONSIBILITIES OF SWBT ..........................................   9

V.     ADDITIONAL RESPONSIBILITIES OF THE PARTIES ........................  10

VI.    CHANGES IN SUBSCRIBER CARRIER SELECTIONS ..........................  10

VII.   ADDITIONAL RESPONSIBILITIES OF LSP ................................  11
       A.     Payment of Rates and Charges ...............................  11
       B.     Interfaces with SWBT .......................................  12
       C.     Repair Contact Arrangements ................................  12
       D.     LSP Operating Company Number (OCN) .........................  13
       E.     Special Service Arrangements ...............................  13
       F.     DA/OS Branding .............................................  13

VIII.  NONEXCLUSIVITY ....................................................  14

IX.    SUPPORT SYSTEMS SERVICES ..........................................  14
       A.     Support Systems Services ...................................  14
       B.     Network Management Controls ................................  15
       C.     Law Enforcement and Civil Process ..........................  16

X.     CALL TRACE ........................................................  16

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XI      TAXES ............................................................  17

XII.    TERMINATION OF SERVICE TO LSP ....................................  17

XIII.   FORCE MAJEURE ....................................................  19

XIV.    LIMITATION OF LIABILITY ..........................................  19

XV.     NONDISCLOSURE ....................................................  20

XVI.    PUBLICITY ........................................................  21

XVII.   ASSIGNMENT .......................................................  21

XVIII.  DISPUTE RESOLUTION ...............................................  21
        A.     Finality of Disputes ......................................  21
        B.     Alternative to Litigation .................................  21

XIX     VERIFICATION REVIEWS .............................................  23

XX      COMPLIANCE WITH LAWS .............................................  24

XXI     CERTIFICATION REQUIREMENTS .......................................  25

XXII    EFFECT OF OTHER AGREEMENTS .......................................  25

XXIII   NOTIFICATION .....................................................  25

XXIV    NOTICES ..........................................................  26

XXV.    BENEFICIARIES ....................................................  26

XXVI.   TERM .............................................................  26

XXVII.  EFFECTIVE DATE ...................................................  26

XXVIII. WAIVER ...........................................................  27

XXIX.   DISCLAIMER OF WARRANTIES .........................................  27

XXX.    RELATIONSHIP OF THE PARTIES ......................................  27

XXXI.   COMPLETE TERMS ...................................................  27
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                                                                          PAGE 1


                            RESALE AGREEMENT BETWEEN
                       SOUTHWESTERN BELL TELEPHONE COMPANY
                                       AND
                               FEIST LONG DISTANCE

        This Agreement is between Southwestern Bell Telephone Company (SWBT), a Missouri corporation, and Feist Long Distance, a Kansas corporation, ("LSP") (collectively, the "Parties") entered into this 4th day of June, 1997.

        WHEREAS, pursuant to the Telecommunications Act of 1996 (the "Act"), the Parties wish to establish terms for the purchase by LSP of certain SWBT retail telecommunications services and certain other services for resale by LSP to its local exchange end users in the State of Oklahoma. Therefore, the Parties hereby agree as follows:

I.      DESCRIPTION AND CHARGES FOR SERVICES

        A. Attached hereto as Exhibit A is a list of Telecommunications Services currently available for resale at the wholesale discount rate set by the Commission through arbitration, i.e., 19.8% off the retail rate for each service. Except as otherwise expressed herein and consistent with SWBT's obligation under ss. 251(c)(4)(A) of the Act, LSP may resell other Telecommunications Services offered by SWBT and not listed in Exhibit A. Exhibit B contains a list of other services available for resale at the discount included in the exhibit.

        B. SWBT shall make available for resale by LSP SWBT's Bill Plus or Consolidated Billing service at a discount of five percent (5%) off SWBT's tariffed rate for each service (or in the event these services are not tariffed, at the rate SWBT charges its subscribers).

        C. SWBT shall make available for resale by LSP the following SWBT services at SWBT's tariffed rate for each service (or in the event a service is not tariffed, at the rate SWBT charges its subscribers, except as otherwise provided herein):

               -  Construction Charges
               -  Connections with Terminal Equipment and Communication System
               -  Maintenance of Service Charges
               -  Suspension Services
               -  Telecommunications Service Priority Systems
               -  Access Services
               -  Wireless Carrier Interconnection Services
               -  Exchange Connection Services
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                                                                          PAGE 2


        D. Suspension of Service discounts apply to the discounted rate for the underlying service.

        E. SWBT shall be under no obligation to offer the following for resale:

                -  BDS/LAN
                -  Customer Provided Equipment
                -  Customized Billing Reports
                -  InLine(R) Products
                -  Inside Wiring
                -  Semi-Public Telephone Booths and Enclosures
                -  911 Universal Emergency Number Equipment

        F. Services priced on an Individual Customer Basis (ICB), e.g., Plexar Custom, will not be offered at a discount below cost.

        G. Grandfathered services are also available for resale at the applicable wholesale discount to the same customers to which SWBT offers the service.

        H. Telecommunications Services will be resold to LSP on terms and conditions that are reasonable and nondiscriminatory.

        I. LSP may offer to resell Customer Initiated Suspension and Restoral Service to their end users. SWBT will offer to LSP Company Initiated Suspension service for their own purposes at the SWBT retail tariffed rate. Should LSP choose to suspend their end user through Company Initiated Suspension Service, this suspension period shall not exceed fifteen (15) calendar days. If LSP issues a disconnect on their end user account within the fifteen (15) day period, appropriate services will not be billed for the suspension period. However, should LSP issue a disconnect after the fifteen (15) day suspension period, LSP will be responsible for all appropriate charges on the account back to the suspension date. Should LSP restore their end user, restoral charges at the SWBT retail tariffed rate will apply and LSP will be billed for the appropriate service from the time of suspension.

II.     TERMS AND CONDITIONS FOR RESALE OF SERVICES

        The following terms and conditions are applicable to all services purchased under this Agreement.

        A.      Permitted Use of Resold Services by LSP and Its End Users
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                                                                          PAGE 3


                1. For services included in this Agreement which are offered through tariffs by SWBT to its end users, the rules and regulations associated with the applicable State General Exchange Tariff, Local Exchange Service Tariff, and the other tariffs for the resold service (such tariffs collectively referred to herein as "corresponding tariffs"), apply except for applicable resale restrictions and except as otherwise provided herein.

                2. LSP shall only sell Plexar(R) services to a single end user or multiple end users on continuous properties.

                3. Except where otherwise explicitly provided in the corresponding tariffs, or except where SWBT permits such sharing by its own end users, LSP shall not permit the sharing of a service by multiple end users or the aggregation of traffic from multiple end users onto a single service; however, based upon the Commission's Arbitration Order, SWBT will not retain its limitation on aggregation for purposes of the resale of volume discount offers.

                4. LSP shall only resell services purchased under this Agreement to the same class of end users to whom SWBT sells such services (e.g. residence service shall not be resold to business end users). LSP may only resell Lifeline Assistance, Link-Up, and other like services to similarly situated customers who are eligible for such services. Further, to the extent LSP resells services that require certification on the part of the buyer, LSP will ensure that the buyer has received proper certification and complies with all rules and regulations as established by the Commission.

                5. SWBT promotions of ninety (90) days or less shall not be available to the LSP for resale.

                6. LSP shall not use a resold service to avoid the rates, terms and conditions of SWBT's corresponding tariffs.

                7. LSP shall not use resold local exchange telephone service to provide access or interconnection services to itself interexchange carriers (IXCs), wireless carriers, competitive access providers (CAPs), or other telecommunications providers. Provided however, that LSP may permit its end users to use resold local exchange telephone service to access IXCs, wireless carriers, CAPs, or other retail telecommunications providers.

                8.      If LSP is found to be in violation of a provision of
                        this Agreement, SWBT shall notify LSP of the violation
                        in writing of the specific
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                                                                          PAGE 4


                        provision being violated. At such time, LSP shall have thirty (30) days to correct the violation and notify SWBT in writing that the violation has been corrected. SWBT shall then bill LSP for the charges which should have been collected by SWBT or the actual revenues collected by LSP from its end users for the stated violation, whichever is greater. If LSP disputes the violation, it shall notify SWBT in writing within fourteen (14) days of receipt of notice from SWBT. Disputes shall be resolved as outlined in the Dispute Resolution section of the Agreement.

                9. An End User Common Line (EUCL) charge will continue to apply for each local exchange line resold under this agreement. All federal rules and regulations associated with EUCL charges, as found in Tariff FCC 73, also apply.

                10. To the extent allowable by law, LSP shall be responsible for Primary Interexchange Carrier (PIC) change charges associated with such local exchange line. LSP shall pay for PlC changes at the tariffed rate.

                11. SWBT is not required to make services available for resale at wholesale rates to LSP for its own use. SWBT, however, shall at its option agree to allow LSP to purchase SWBT's Telecommunications Services and other services available for resale as outlined in the exhibits to this Agreement, as long as said services are not resold exclusively or predominately to LSP, its subsidiaries, or affiliates.

        B.      Use of SWBT Trademarks

                Except where otherwise required by law, LSP shall not, without SWBT's written authorization, offer the services covered by this Agreement using the trademarks, service marks, trade names, brand names, logos, insignia, symbols or decorative designs of SWBT or its affiliates. Nor shall LSP state or imply that there is any joint business association or similar arrangement with SWBT in the provision of telecommunications services to LSP's own end users. LSP may brand services included in this Agreement with its own brand name, but SWBT shall not be responsible for providing such branding.

        C.      Network and Service Order Conditions

                1.      SWBT shall provide the services covered by this
                        Agreement subject to availability of existing facilities and on a nondiscriminatory basis with its other customers. LSP shall resell the services provided
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                                                                          PAGE 5


                        herein only in those service areas in which such resale services or any feature or capability thereof are offered at retail by SWBT as the incumbent local exchange carrier to its end users.

                2. The price of converting an end user currently receiving service from the SWBT network, without any changes to SWBT's network, will be based upon forward looking economic cost studies. Until such studies have been approved by the Commission, customer change charges will be priced at $5.00 per order (i.e., per billable telephone number) on an interim basis, subject to true-up. Custom Services conversions (e.g. Plexar Custom) will be handled on a Customer Specific Proposal basis.

                        When LSP converts an end user's service and adds or changes are made to the network, the respective conversion charge will apply, as well as any normal service order charges associated with said changes. All non-recurring service connection charges, excluding the conversion charge mentioned above, will be charged at a discount for those services listed in Exhibits A and B.

                3. For the purposes of new ordering service under this Agreement, each request for service shall be handled as a separate and initial request for service per billable telephone number. The additional line rate for Service Order Charges shall apply only to those requests for additional residential service at the end user's same location where a residential line is currently provided on SWBT's network, regardless of the non-facilities based local service provider of record.

                4. For purposes of this section, service orders for LSPs shall be handled in the same fashion as SWBT requires for its end users.

III.    ADDITIONAL SERVICES

        A.      911/E911

                1. Access to the 911 or E911 service, available to SWBT end users in the area(s) served by LSP, shall be made available to LSP's end users.

                3.      LSP shall be responsible for collecting and remitting
                        all applicable 911 surcharges on a per line basis to the Public Safety Answering Point (PSAP).
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                                                                          PAGE 6


                3. When requested by SWBT, LSP shall provide timely, accurate and complete information on each of LSP's end users as needed for the provisioning of 911 service to LSPs end users. Such information shall be in a format and a time frame pre-subscribed by SWBT for purposes of 911 administration.

        B.      Dialing Parity

                1.      Local Dialing Parity

                        SWBT agrees that local dialing parity shall be available to LSP. That is, end users of SWBT and end users of LSP shall have the same exchange boundaries, such end users shall be able to dial the same number of digits when making a "local" call.

                2.      IntraLATA Toll Dialing Parity.

                        SWBT agrees to make IntraLATA toll dialing parity available in accordance with Section 251(b)(3) of the Telecommunications Act of 1996.

        C.      White Page Directories: Listings. Distribution and Information
                Page

                1. LSP's subscribers to basic residential and business service will receive a basic listing in SWBT's White Pages directories in the same form and under the same conditions as SWBT provides to its subscribers.

                        a. Subscriber listing information on resold lines shall remain the property of SWBT. Upon receipt of a request from a third party directory publisher, including Southwestern Bell Yellow Pages, for subscriber listing information, SWBT will provide to that third party directory publisher LSP subscriber's listing information on an interfiled basis and indistinguishable from SWBT's subscriber listing information.

                        b. Each LSP subscriber will receive one copy of SWBT's White Pages directory, and a Yellow Pages directory when cobound with the White Pages, in the same manner and at the same time that they are provided to SWBT's subscribers. It is the Parties' expectation that separately bound Southwestern Bell Yellow Pages directories will be delivered in the same manner and at the same time to LSP's subscribers as to SWBT's subscribers.
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                                                                          PAGE 7


                        c. If an LSP end user already has a current SWBT directory, SWBT shall not be required to deliver a directory to that end user until new directories are published for that end user's location.

                        d. The listings and directories described above are included in the wholesale price LSP owes SWBT for resold lines and Will be provided by SWBT at no additional charges.

                        e. Additional Listing Services (e.g., foreign listings and signature listing) can be purchased by LSP for its end users on a per listing basis. LSP shall pay SWBT for all such listings provided to LSP's end users. The discounts applicable to listing services are contained in Exhibit B.

                        f. LSP hereby releases SWBT from any and all liability for damages due to errors or omissions in LSP's subscriber listing information as it appears in the White Pages directory, including, but not limited to, special, indirect, consequential, punitive or incidental damages. To the extent LSP reimburses its end user subscriber any listing charge due to errors or omissions caused directly by SWBT, SWBT shall reimburse LSP any associated wholesale rate.

                        g. LSP shall indemnify, protect, save harmless and defend SWBT (or SWBT's officers, employees, agents, assigns, and representatives) from and against any and all losses, liability, damages and expense arising out of any demand, claim, suit, or judgment by a third party in any way related to any error or omission in LSP's subscriber listing information as it appears in the White Pages directory, including any error or omission related to nonpublished or nonlisted subscriber listing information; provided, however, LSP shall not be required to indemnify SWBT for gross negligence or willful misconduct. LSP shall so indemnify regardless of whether the demand, claim, or suit by the third party as brought jointly against LSP and SWBT, and/or against SWBT alone.

                2.      Information Page

                        a. At LSP's request, SWBT shall include in the "Informational Page" section of SWBT's White Pages directory, for those geographical areas in which LSP provides local exchange
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                                                                          PAGE 8


                                services, LSP's customer contact information regarding emergency services, billing and service information, repair services and other pertinent information similar to that provided by SWBT in its "Informational Pages." Such information shall be included on the same page with other LSP information.

                        b. At LSP's option, LSP shall be provided a single "Informational Page" (one side of one page) in the informational section of the White Pages directory covering a geographic area where an LSP provides local exchange service. This page shall be no different in style, size, color and format than SWBT "Informational Pages." Sixty
                                (60) days prior to the directory close date, LSP shall provide to SWBT the "Informational Page" in the form of camera-ready copy. The charges associated with this service vary from geographic market to market, and are charged outside this Agreement.

        D.      Directory Assistance (DA)

                SWBT shall provide access to DA to LSP's end users. LSP shall pay the charges associated with the use of such services by LSP's end users. The discounts applicable to such services are contained in Exhibits A and B, which is attached hereto and made a part hereof.

        E.      Operator Services (OS)

                1. SWBT shall provide access to Operator Services to LSP's end users. LSP shall pay the charges associated with the use of such services by LSP's end users. The discounts applicable to such services are contained in Exhibits A and B, which are attached hereto and incorporated by reference.

                2. SWBT shall provide Line Status Verification and Busy Line Interrupt on calls made on SWBT's network to LSP end users. LSP shall pay SWBT associated charges when its end users request such services, with discounts to apply as listed in Exhibits A and B.

IV.     RESPONSIBILITIES OF SWBT

        A. SWBT shall allow LSP to place service orders and receive phone number assignments (for new lines). These service order activities shall be accomplished by facsimile or electronic interface when established. SWBT, with input from LSP, shall provide interface specifications for electronic
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                                                                          PAGE 9


                access for these functions to LSP once such electronic interfaces become technically feasible and are in place. However, LSP shall be responsible for modifying and connecting any of its systems with SWBT provided interfaces when such interfaces become available, as outlined in Appendix OSS.

        B. SWBT shall implement LSP service orders within the same time intervals SWBT uses to implement service orders for similar services for its own end users.

        C. LSP will have the ability to report trouble for its end users to appropriate SWBT trouble reporting centers 24 hours a day, 7 days a week. LSP will be assigned a customer contact center when initial service agreements are made. To the extent the current provider can be determined, LSP end users calling SWBT will be referred to LSP at the number provided by LSP.

                Methods and procedures for ordering and trouble reporting are outlined in the Handbook for Non-Switched Based Providers dated 11/15/95, as amended by SWBT from time to time. Both parties agree to abide by the procedures contained therein.

        D. On no less than sixty (60) days advance written notice, LSP may request SWBT to make certain usage information available to LSP on a daily basis in a standard electronic format. The information will consist of usage sensitive charges SWBT will bill to LSP arising out of the use of resold lines. LSP agrees to pay SWBT three tenths of a cent ($.003) per message for this service, plus other charges outlined in Appendix OSS.

V.      ADDITIONAL RESPONSIBILITIES OF THE PARTIES

        Cooperation on Fraud

        SWBT shall not be liable to LSP for any fraudulent usage on LSP's end users' accounts.

        The Parties agree to cooperate with one another to investigate, minimize and take corrective action in cases of fraud. The Parties' fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

        At a minimum, such cooperation shall include providing to the other Party, upon request, information concerning end users who terminate services to that Party without paying all outstanding charges, when such end user seeks service from the
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                                                                         PAGE 10


        other Party. The Party seeking such information is responsible for securing the end user's permission to obtain such information.

VI.     CHANGES IN SUBSCRIBER CARRIER SELECTIONS

        A. Prior to submitting an order under this Agreement, LSP shall obtain end user authorization as required by applicable state or federal laws and regulations, and assumes responsibility for applicable charges as specified in Section 258 (b) of the Telecommunications Act of 1996. SWBT shall abide by the same applicable laws and regulations.

        B. Only an end user can initiate a challenge to change in its local exchange service provider. If an end user notifies SWBT or LSP that the end user requests local exchange service, the Party receiving such request shall be free to immediately provide service to such end user. SWBT shall be free to connect the end user to any local service provider based upon the local service provider's request and local service provider's assurance that proper end user authorization has been obtained. Both parties shall make authorization available to the other party upon request and at no charge.

        C. When an end user changes or withdraws authorization, each Party shall release customer-specific facilities in accordance with the end user customer's direction or the direction of the end user's authorized agent. Further, when an end user abandons the premise, SWBT is free to reclaim the facilities for use by another customer and is free to issue service orders required to reclaim such facilities.

        D. Neither Party shall be obligated by this Agreement to investigate any allegations of unauthorized changes in local exchange service (slamming) on behalf of the other Party or a third party. If SWBT, on behalf of LSP, agrees to investigate an alleged incidence of slamming, SWBT shall charge LSP a fifty dollar ($50) investigation fee.

        E. When SWBT receives an order from LSP for services under this Agreement and SWBT is currently providing the same services to another local service provider for the same end user, SWBT shall notify the end user's local service provider of record of such order coincident with processing the order should LSP subscribe to the Local Disconnect Report (LDR) as outlined below. It shall then be the responsibility of the local service provider of record and LSP to resolve any issues related to the end user. This paragraph shall not apply to new additional lines and services purchased by an end user from multiple LSPs or from SWBT.

        F. On no less than sixty (60) days notice, LSP may request the Local Disconnect Report. SWBT agrees to furnish to LSP the Billing Telephone

                Number (BTN), Working Telephone Number (WTN), and terminal number of all end users who have disconnected LSP's service. LSP understands and agrees that the CARE interface will be used to provide such information and such information will only be available via the CARE electronic data transmission. Information will be provided on a per-WTN basis to be priced on a per-WTN basis. SWBT will provide LSP no less than thirty (30) days notice prior to any change of the per-WTN charge. SWBT grants to LSP a non-exclusive right to use the information provided by SWBT. LSP will not permit anyone but its duly authorized employees or agents to inspect or use this information. LSP agrees to pay SWBT ten cents ($0.10) per WTN and any applicable charges for the LDR as outlined in Appendix OSS.

        G. The LSP agrees to hold harmless and indemnify SWBT against any and all liability and claims, including reasonable attorney's fees, that may result from SWBT acting under this Article.

        H. Nothing herein shall be interpreted to apply to conversion of LSP end users pursuant to Article XII. (Termination of Service to LSP).

VII.    ADDITIONAL RESPONSIBILITIES OF LSP

        A.      Payment of Rates and Charges

                1. LSP is solely responsible for the payment of charges for all services furnished under this Agreement including, but not limited to, calls originated or accepted at LSP's location and its end users' service locations, with the exception of any retail services provided directly by SWBT to the end user which SWBT shall be responsible for billing.

                        Interexchange carried traffic (e.g., sent-paid, information services and alternate operator services messages) received by SWBT for billing to resold end-user accounts will be returned as unbillable and will not be passed on to LSP for billing. An unbillable code returned with those messages to the carrier will indicate that the messages originated from a resold account and will not be billed by SWBT.

                        In accordance with industry standards, IXC PIC selections for lines resold to LSP will not be processed from IXCs or end users, but will only be processed if received from LSP.

                2. SWBT shall not be responsible for the manner in which the use of resold service, or the associated charges are allocated to others by

                        LSP. All applicable rates and charges for such services will be billed to and shall be the responsibility of LSP, with the exception of other retail services provided directly to the end user by SWBT as described in paragraph I above.

                3. Compensation for all services shall be paid by LSP regardless of LSP's ability or inability to collect charges from its end user for such service.

                4. If LSP does not wish to be responsible for collect, third number billed, toll and information services (e.g., 900) calls, it must order the appropriate blocking for resold lines under this Appendix and pay any applicable charges. LSP acknowledges that blocking is not available for certain types of calls, including 800 numbers.

        B.      Interfaces with SWBT

                LSP shall be responsible for modifying and connecting any of its systems with SWBT-provided interfaces as described in this Agreement.

        C.      Repair Contact Arrangements

                LSP shall be responsible for providing to its end users and to SWBT a telephone number or numbers that LSP's end users can use to contact LSP in the event of service or repair requests. In the event that LSP's end users contact SWBT with regard to such requests, SWBT shall inform the end user that they should call LSP and may provide LSP contact number.

        D.      LSP Operating Company Number (OCN)

                For the purposes of establishing service and providing efficient and consolidated billing to the LSP, the LSP is required to provide SWBT its authorized and nationally recognized OCN.

        E.      Special Service Arrangements

                For special service arrangements for LSP not covered under this Agreement, special charges shall apply as provided in the applicable corresponding tariffs.

        F. Development of Branding and Customized Routing for Directory Assistance and Operator Services

                1. Requirements - Pursuant to ss. 226 (b) of The Telecommunications Act of 1996, each provider of Operator Services is required to:

                        a) provide its brand at the beginning of each telephone call and before the consumer incurs any charge for the call; and

                        b) disclose immediately to the consumer, upon request a quote of its rates or charges for the call.

                        c) Where SWBT provides LSPs OS and DA services via the same trunk, both the OS and DA calls will be branded with the same brand. Since SWBT's DA and OS utilize the same trunk group, LSP will receive the same brand for both DA/OS. Such branding will be provided pursuant Section 2. below.

                2. Call Branding - In compliance with F. 1. above, SWBT will brand DA/OS in LSP's name based upon the criteria outlined below:

                        a) LSP will provide SWBT with written specification of its company name to be used in creating LSP specific branding messages for its DA/OS calls.

                        b) An initial non-recurring charge applies per load for the establishment of Call Branding as well as a charge per subsequent load to change the brand. In addition, a per call charge applies for every DA/OS call handled by SWBT on behalf of LSP when such services are provided in conjunction with resale services. Prices for Call Branding are as outlined in Exhibit C, attached hereto and incorporated herein.

                3. Rate/Reference Information - SWBT will provide LSP DA/OS Rate/Reference Information based upon the criteria outlined below:

                        a) LSP will furnish DA/OS Rate and Reference Information in a mutually agreed to format or media thirty (30) days in advance of the date when the DA/OS Services are to be undertaken.

                        b) LSP will inform SWBT, in writing, of any changes to be made to such Rate/Reference Information ten (10) working days prior to the effective Rate/Reference change date. LSP acknowledges that it is responsible to provide SWBT updated Rate/Reference Information in advance of when the Rates/Reference Information are to become effective.

                        c) In all cases when a SWBT Operator receives a rate request from a LSP end user, SWBT will quote the applicable DA/OS rates as provided by LSP.

                        d) An initial non-recurring charge will apply for loading of LSP's DA/OS Rate/Reference Information as well as a charge for each subsequent change to either the LSP's DA/OS Services Rate or Reference Information as outlined in Exhibit C, attached hereto and incorporated herein.

                4. Customized Routing - SWBT shall also offer LSP the opportunity to customize route DA/OS where technically feasible. LSP agrees to pay SWBT appropriate charges associated with customized routing on an ICB basis.

VIII.   NONEXCLUSIVITY

        This Agreement is nonexclusive. LSP acknowledges that SWBT will be providing the same or similar services to other local services providers in accordance with negotiated agreements which will be filed with the appropriate state commission(s). LSP also acknowledges that SWBT may, upon end user request, provide any and all of the services provided to LSP under this Agreement directly to the end users. SWBT acknowledges that LSP may obtain the same or similar services from other local exchange companies.

IX.     SUPPORT SYSTEMS SERVICES

        A.      Support Systems Services

                1.      Transfer of Service Announcements (Intercept)

                        The Party formerly providing service to an end user shall provide a Basic Referral announcement, reciprocally and free of charge on the abandoned telephone number. The announcement states that the called number has been disconnected or changed and provides the end user's new telephone number to the extent that it is listed. SWBT shall provide an intercept referral on behalf of LSP to their end user as indicated on the appropriate service order.

                        Basic Intercept Referral Announcements are to be provided on residential numbers for a minimum of thirty
                        (30) days where facilities exist and the threat of telephone number exhaustion is not imminent.

                        Basic Intercept Referral Announcements for a single line business end user and the primary listed telephone number for Direct Inward Dial (DID) and "Centrex-type" end users, shall be available for a minimum of thirty
                        (30) days or for the life of the white pages directory, whichever is greater. If the threat of telephone number exhaustion becomes imminent for a particular central office, the service provider may reissue a disconnected number prior to the expiration of the directory, but no earlier than thirty (30) days after the disconnection of the business telephone number.

                2.      Coordinated Repair Calls

                        SWBT shall be responsible for repairing its own network. However, LSP shall maintain telephone numbers where its end user may call to report instances of trouble.

                        The Parties shall employ the following procedures for handling misdirected repair calls:

                        a. The Parties shall inform their respective end users of the correct telephone numbers to call to access their respective repair bureaus.

                        b. To the extent the correct provider can be determined, each Party shall refer misdirected repair calls to the proper provider of local exchange service, at no charge, and shall provide the end user the contact telephone number provided by the other party.

                                In responding to repair calls, neither Party shall make disparaging remarks about each other, nor shall they use these repair calls as the basis for internal referrals or to solicit customers or to market services. Either Party may respond with accurate information in answering customer questions.

                        c. The Parties shall provide each other their respective repair contact numbers.

                        d. Notwithstanding anything contained herein to the contrary, SWBT and LSP agree that SWBT shall have no obligation to unbrand or rebrand the uniforms or training of its customer-contact employees, trucks, vehicles, any customer premises equipment or other customer-owned facilities or SWBT's outside plant or network components.

                        e. Where LSP requires SWBT personnel to interface directly with LSP end user customers in any form of communication (including, but not limited to, written, face-to-face, by telephone or electronic transmission of any kind), such SWBT personnel shall be identified as SWBT employees representing the customer's provider.

        B.      Network Management Controls

                Each Party shall provide a 24-hour contact number for Network Traffic Management issues to the other. A FAX number must also be provided to facilitate event notifications for planned mass calling events. Additionally, both Parties agree that they shall work cooperatively that all such events shall attempt to be conducted in such a manner as to avoid deregulation or loss of service to other end users.

        C.      Law Enforcement and Civil Process

                SWBT and LSP shall handle law enforcement requests as follows:

                1.      Intercept Devices

                        Local and federal law enforcement agencies periodically request information or assistance from local telephone service providers. When either Party receives a request associated with an end user of the other Party, it shall refer such request to the appropriate Party, unless the request directs the receiving Party to attach a pen register, trap and trace or form of intercept on that Party's own facilities, in which case that Party shall comply with any valid request.

                2.      Subpoenas

                        If a Party receives a subpoena for information concerning an end user the Party knows to be an end user of the other Party, it shall refer the subpoena to the requesting entity with an indication that the other Party is the responsible company. Provided, however, if the subpoena requests records for a period of time during which the receiving Party was the end user's service provider, the receiving Party will respond to any valid request.

                3.      Emergencies

                        If a Party receives a request from a law enforcement agency to implement a temporary number change, temporary disconnect or one way denial of outbound calls for an end user of the other party, the receiving Party will comply so long as it is a valid emergency request. In the case of the LSP, the LSP shall refer such request to

                        SWBT and SWBT shall honor such request in accordance with this paragraph. Neither Party shall be held liable for any claims or damages arising from compliance with such requests, and the Party serving the end user agrees to indemnify and hold the other Party harmless against any and all such claims.

X.      CALL TRACE

        An LSP end user's activation of Call Trace for a line purchased under this Appendix, shall be handled by the SWBT Call Trace Center (CTC). SWBT shall notify LSP of requests by LSP's end users to provide the call records to the proper authorities. Subsequent communication and resolution of the case with LSP's end user (whether that end user is the victim or the suspect) will be coordinated through LSP.

        LSP understands that for services where reports are provided to law enforcement agencies (e.g., Call Trace) SWBT shall only provide billing number and address information. LSP shall provide additional information necessary for any police investigation. LSP shall indemnify SWBT against any claims that insufficient information led to inadequate prosecution, except to the extent caused by SWBT's gross negligence or willful misconduct.

XI.     TAXES

        LSP shall be responsible for all federal, state or local, sales, use, excise or gross receipts taxes or fees imposed on or with respect to the services provided under this Agreement including those taxes and fees, imposed on SWBT. LSP shall reimburse SWBT for the amount of any such taxes or fees which SWBT is required to pay or collect for services provided to LSP hereunder.

XII.    TERMINATION OF SERVICE TO LSP

        A. If LSP fails to pay when due (within 30 days of the bill date), any and all charges billed to them under this Agreement, including any late payment charges (Unpaid Charges), and any portion of such charges remain unpaid more than fifteen (15) days after the due date of such Unpaid Charges, SWBT shall notify LSP in writing that in order to avoid having service disconnected, LSP must remit all Unpaid Charges to SWBT within fourteen (14) business days.

        B. If LSP disputes the billed charges, it shall, within the fourteen (14) day period provided for above, inform SWBT in writing which portion of the charges it disputes, including the specific details and reasons for its dispute; immediately pay to SWBT all undisputed charges; and pay all disputed charges into an interest bearing escrow account.

        C. Disputes hereunder shall be resolved in accordance with the procedures identified in Article XVIII (Dispute Resolution). Failure of LSP to pay charges deemed owed to SWBT after conclusion of the Arbitration shall be grounds for termination under this Article.

        D. If any LSP charges remain unpaid or undisputed twenty-nine (29) days past the due date, SWBT shall notify LSP, the Comission and the end user's IXC(s) of Record in writing, that unless all charges are paid within sixteen (16) days, LSP's service shall be disconnected and its end users shall be switched to SWBT local service. SWBT will also suspend order acceptance at this time.

        E. If any LSP charges remain unpaid or undisputed forty (40) days past the due date, LSP shall, at its sole expense, notify its end users, the Commission and the end user's of Record that their service may be disconnected for LSP failure to pay Unpaid Charges, and that its end users must select a new local service provider within five (5) days. The notice shall also advise the end user that SWBT will assume the end user's account at the end of the five (5) day period should the end user fail to select a new local service provider.

        F. If any LSP charges remain unpaid or undisputed forty-five (45) days past the due date, SWBT shall disconnect LSP and transfer all LSP's end users who have not selected another local service provider directly to SWBT's service. These end users shall receive the same services provided through LSP at the time of transfer. SWBT shall inform the Commission and the end user's IXC(s) of Record of the names of all end users transferred through this process. Applicable service establishment charges for switching end users from LSP to SWBT shall be assessed to LSP.

        G. Within five (5) days of the transfer (50 days past LSP's due date), SWBT shall notify all affected end users that because of an LSP's failure to pay, their service is now being provided by SWBT. SWBT shall also notify the end user that they have thirty
                (30) days to select a local service provider, after which time should the end user not select an LSP, the end user's service shall be terminated.

        H. SWBT may discontinue service to LSP upon failure to pay undisputed charges as provided in this section, and shall have no liability to LSP or LSP end users in the event of such disconnection.

        I. If any end user fails to select a local service provider within thirty (30) days of the change of providers (80 days past LSP's due date), SWBT shall terminate the end user's service. SWBT shall notify the Commission and the end user's IXC of Record of the names of all end users whose service has been terminated. The end user shall be responsible for any and all charges incurred during the selection period.

        J. Nothing herein shall be interpreted to obligate SWBT to continue to provide service to any such end users. Nothing herein shall be interpreted to limit any and all disconnection rights SWBT may have with regard to such end users.

        K. After disconnect procedures have begun, SWBT shall not accept service orders from LSP until all unpaid charges are paid. SWBT shall have the right to require a deposit equal to one month's charges (based on the highest previous month of service from SWBT) prior to resuming service to LSP after disconnect for nonpayment.

XIII.   FORCE MAJEURE

        Neither party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including, without limitation: fire, explosion, power failure, cable cuts, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any government or legal body; or labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other party or by other service or equipment vendors; or any other circumstances beyond the Party's reasonable control. In such event, the Party affected shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent such Party's obligations relate to the performance so interfered with). The affected party shall use its best efforts to avoid or remove the cause of nonperformance and both parties shall proceed to perform with dispatch once the causes are removed or cease.

XIV.    LIMITATION OF LIABILITY

        SWBT's liability, if any, for its gross negligence or willful misconduct is not limited by its corresponding tariffs. With respect to any other claim or suit, by a LSP or any others, for damages arising out of mistakes, omissions, interruptions, delays or efforts, or defects in transmission occurring in the course of furnishing service hereunder, SWBT's liability, if any, shall not exceed an amount equivalent to the proportionate charge to the LSP for the period of service during which such mistake, omission, interruption, delay, error, or defect in transmission or service occurs and continues. In no event shall SWBT be responsible for any special, indirect, consequential or exemplary damages. This liability shall be in addition to any amounts that may otherwise be due to the LSP under corresponding tariffs as an allowance for interruptions. However, any such mistakes, omissions, interruptions, delays, errors, or defects in transmission or service which are caused or contributed to by the negligence or willful act of the LSP or which arise from the use of LSP-provided facilities or equipment shall not result in the imposition of any liability whatsoever upon SWBT.

        SWBT shall be indemnified and held harmless by the LSP against claims and damages arising from provision of the LSP's services or equipment except those directly associated with the provision of local service to the LSP which is governed by corresponding tariffs.

        SWBT shall be indemnified and held harmless from all claims and damages arising from the discontinuance of service for nonpayment to SWBT by the LSP. Notice of discontinuance shall be as specified in the Substantive Rules of the State Commission.

        SWBT shall have no liability to the end users of the LSP for claims arising from the provision of the LSP's service to its end users including, but not limited to, claims for interruption of service, quality of service or billing disputes.

        When the lines or services of other companies and carriers are used in establishing connections to and/or from points not reached by SWBT's lines, SWBT is not liable for any act or omission of the other companies or carriers.

XV.     NONDISCLOSURE

        The Parties to this Agreement anticipate and recognize that they will exchange or come into possession of, data about each other's end users and each other's business as a result of this Agreement which will be designated as confidential by that Party. Each Party agrees (1) to treat all such data as strictly confidential and (2) to use such data only for purposes of performance under this Agreement. Each Party agrees not to disclose data on the other Party's end users or business which has been designated as confidential to any person without first securing the written consent of the other Party. The foregoing shall not apply to information which is in the public domain.

        If a court or governmental agency orders, or a third party requests, a Party to disclose or to provide any data or information covered by this Section, that Party will immediately inform the other Party of the order or request both by telephone and overnighted mail before disclosing the data or information. Notification and consent requirements described above are not applicable in cases where a court order requires the production of toll billing records of an individual residence or business end user customer.

        This section will not preclude the disclosure by the Parties of information or material described in this Section to consultants, agents, or attorneys representing the respective Parties or the Office of the Public Counsel for the state of Oklahoma, and state Corporation Commission or staffs, or FCC Staff, provided that these third parties are bound by the same or comparable confidentiality requirements as the Parties to this Agreement. The provisions of this Section will remain in effect notwithstanding the termination of this Agreement, unless agreed to in writing by both Parties.

        Pursuant to Section 222 of the Act, both Parties agree to limit their use of proprietary information received from the other to the permitted purposes identified in the Act.

XVI.    PUBLICITY

        The Parties agree not to use in any advertising or sales promotion, press releases or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by the other Party or any of its employees without such Party's prior written approval. The Parties will submit to each other for written approval, prior to publication, all publicity matters that mention or display one another's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.

XVII.   ASSIGNMENT

        Neither Party may assign, subcontract, or otherwise transfer its rights or obligations under this Agreement except under such terms and conditions as are mutually acceptable to the other Party (e.g.. a conversion charge will apply per billable telephone number) and with such Party's prior written consent, which consent shall not be unreasonably withheld. Assignment without consent shall be grounds for immediate termination of this Agreement.

XVIII.  DISPUTE RESOLUTION

        A.      Finality of Disputes

                No claims shall be brought for disputes arising from this Agreement more than 24 months from the date of occurrence which gives rise to the dispute. If any portion of an amount due to SWBT under such agreement is subject to a bona fide dispute between the Parties, LSP shall within fourteen (14) days of its receipt of the invoice containing such disputed amount give notice to SWBT of the amounts it disputes and include in such notice the specific details and reasons for disputing each item. LSP shall pay when due (i) all undisputed amounts to SWBT and
                (ii) all Disputed Amounts into
                an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties.

        B.      Alternative to Litigation

                The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the Parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim of $25,000 or less, arising out of or relating to this Agreement or its breach. The procedures hereunder may be used with disputes for $25,000 or more, if mutually agreeable to the Parties.

                1.      Resolution of Disputes Between Parties to the Agreement

                        At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The location, form, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of settlement are exempt from discovery and production and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and, if otherwise admissible, may be admitted in evidence in the arbitration or lawsuit.

                2.      Arbitration

                        If the negotiations do not resolve the dispute within thirty (30) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section. Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following:

                        (a) Interrogatories
                        (b) Demands to produce documents
                        (c) Requests for admission

                        Additional discovery may be permitted upon mutual agreement of the Parties. The arbitration hearing shall be commenced within thirty (30) days of the demand for arbitration. If the dispute arises in Oklahoma, the arbitration shall be held in St. Louis, Missouri. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties shall submit written briefs five days before the hearing. The arbitrator shall rule on the dispute by issuing a written opinion within twenty (20) days after the close of hearings. The arbitrator has no authority to order punitive or consequential damages. The times specified in this section may be extended upon mutual agreement of the Parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                3.      Costs

                        Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (including search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

XIX.    VERIFICATION REVIEWS

        Each Party to this Agreement will be responsible for the accuracy and quality of its data as submitted to the respective Parties involved. Upon reasonable written notice, each Party or its authorized representative (providing such authorized representative does not have a conflict of interest related to other matters before one of the Parties) shall have the right to conduct a review and verification of the other Party to give assurances of compliance with the provisions of this Agreement. This includes on-site verification reviews at the other Party's or the Party's vendor locations.

        After the initial year of this Agreement verification reviews will normally be conducted on an annual basis with provision for staged reviews, as mutually agreed, so that all subject matters are not required to be reviewed at the same time. Follow up reviews will be permitted between annual reviews where significant deviations are found. During the initial year of the Agreement more frequent reviews may occur.

        The review will consist of an examination and verification of data involving records, systems, procedures and other information related to the services performed by either Party as related to settlement charges or payments made in connection with this Agreement as determined by either Party to be reasonably required. Each Party, whether or not in connection with an on-site verification review, shall maintain reasonable records for a period of time no less than twenty-four (24) months from the date such records are created and provide the other Party with reasonable access to such information as is necessary to determine amounts receivable or payable under this Agreement.

        Each Party's right to access information for verification review purposes is limited to data not in excess of 24 months in age. Once specific data has been reviewed and verified, it is unavailable for future reviews. Any items not reconciled at the end of a review will, however, be subject to a follow-up review effort. Any retroactive adjustments required subsequent to previously reviewed and verified data will also be subject to follow-up review. Information of either Party involved with a verification review shall be subject to the nondisclosure terms of this Agreement.

        The Party requesting a verification review shall fully bear its costs associated with conducting the review. The Party being reviewed will provide access to required information, as outlined in this Section, at no charge to the reviewing Party. Should the reviewing Party request information or assistance beyond that reasonably required to conduct such a review, the Party being reviewed may, as its option, decline to comply with such request or may bill actual costs incurred in complying subsequent to the concurrence of reviewing Party.

XX.     COMPLIANCE WITH LAWS

        The Parties believe in good faith that the Services to be provided under this Agreement satisfy the requirements of the Act. In the event a court or regulatory agency of competent jurisdiction should determine that modifications of this Agreement are required to bring the Services being provided hereunder into compliance with the Act, the affected Party shall promptly give the other Party written notice of the modifications deemed required. Upon delivery of such notice, the Parties shall expend diligent efforts to arrive at an agreement respecting such modifications required, and if the Parties are unable to arrive at such agreement, either Party may terminate this Agreement, without penalty, effective the day the affected Party is ordered to implement the modifications deemed required, or effective on the day either Party concludes and gives notice that the Parties will not be able to arrive at any agreement respecting such modifications, whichever date shall occur earlier.

        This Agreement is an integrated package that reflects a balancing of interests critical to the Parties. It will be submitted to the applicable state regulatory Commission and the FCC as a compliance filing, and the Parties will specifically request that the applicable state regulatory Commission and the FCC refrain from taking any action to change, suspend or otherwise delay implementation of the Agreement. In the event the Commission or the FCC rejects any portion or provision of this Agreement or subsequently issues a ruling or order that results in a provision being contrary to law, or is invalid for any reason, the parties shall continue to be bound by the terms of this Agreement, insofar as possible, except for the portion rejected or subsequently determined to be unlawful, invalid, or unenforceable. In such event, the Parties shall negotiate in good faith to replace the rejected, unlawful, invalid, or unenforceable provision and shall not discontinue service to the other Party during such period if to do so would disrupt existing service being provided to an end user. So long as the Agreement remains in effect, the Parties shall not advocate before any legislative, regulatory, or other public forum that any terms of this specific Agreement be modified or eliminated. Notwithstanding this mutual commitment, however, the Parties enter into this Agreement without prejudice to any positions they have taken previously, or may take in the future in any legislative, regulatory, or other public forum addressing any matters, including matters related to the types of arrangements prescribed by this Agreement.

XXI.    CERTIFICATION REOUIREMENTS

        LSP warrants that it has obtained all certifications required in those jurisdictions in which LSP has ordered services pursuant to this Agreement. Subject to restrictions in Article II.A. (Permitted Use of Resold Service by LSP and Its End Users), LSP covenants that any originating service provider utilizing the resold services under this Agreement has obtained all required certification.

        Upon request by any governmental entity, the LSP is required to provide proof of certification.

XXII.   EFFECT OF OTHER AGREEMENTS

        The Parties agree that pursuant to the requirements of the Telecommunications Act of 1996, a Party shall treat the other Party no less favorably than it treats similarly situated local service providers with whom such Party has an operational interconnection or resale agreement which has been approved by the State PUC. If either Party enters into an agreement (the "Other Agreement") approved by the Commission pursuant to Section 252 of the Act which provides for the provision of arrangements covered in this Agreement to another requesting Telecommunications Carrier, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement.

XXIII.  NOTIFICATION

        SWBT will notify LSP of any changes in the prices, terms and conditions under which SWBT offers telecommunications services at retail to subscribers who are not telecommunications service providers or carriers, including, but not limited to, the introduction of any new features, functions, services, promotions, grandfathering or the discontinuance of current features or services at the time a tariff filing is transmitted to the State Commission, or, in situations where a tariff filing is not so transmitted, no less than ninety (90) days (forty-five (45) days for price changes) prior to the expected effective date of such change.

        With regard to new services, the notification shall advise LSP of the category in which such new service shall be placed and the discount applicable to the new service.

        SWBT currently uses the Accessible Letter process to notify LSP of such changes to the services available for resale. Any change to the process of notification to the LSP will provide no less notice than the current Accessible Letter process.

XXIV.   NOTICES

        In the event any notices are required to be sent under the terms of this Agreement, they shall be sent by registered mail, return receipt requested to:

        To LSP:                             To SWBT:

        Todd Feist                          Debbie Watson
        Feist Long Distance                 SWBT
        1105. Main, Ste. 1000               One Bell Plaza, Room 522
        Wichita, KS 67202                   Dallas, TX 75202

XXV.    BENEFICIARIES

        This Agreement shall not provide any nonparty with any remedy, claim, cause of action or other right.

XXVI.   TERM

        SWBT and LSP agree that the initial term of this Agreement shall be for 90 days, and thereafter the Agreement shall continue in force and effect unless and until terminated as provided herein. Either Party may terminate this Agreement by providing written notice of termination to the other Party, at least 60 days in advance of the date of termination. At the conclusion of the first term, this Agreement shall continue without interruption unless terminated by either Party or superseded by a new Agreement between the Parties. By mutual agreement, SWBT and LSP may amend this Agreement to modify the term of this Agreement. Where LSP has not made arrangements to provide service over its own facilities to its end users, the notification and transfer of end user procedures outlined in Article XII. D.-F. (Termination of service to LSP) shall apply.

XXVII.  EFFECTIVE DATE

        The effective date of this Agreement shall be ten (10) days after the date that the appropriate state regulatory Commission approves this Agreement.

XXVIII. WAIVER

        The failure of either Party to enforce or insist that the other party comply with any of the terms or conditions of this Agreement, or the waiver by either Party in a particular instance of any of the terms and conditions of this Agreement, shall not be construed as a general waiver or relinquishment of the terms and conditions, but the Agreement shall be and remain at all times in full force and effect.

XXIX.   DISCLAIMER OF WARRANTIES

        SWBT MAKES NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE WITH RESPECT TO SERVICES PROVIDED HEREUNDER. ADDITIONALLY, SWBT ASSUMES NO RESPONSIBILITY WITH REGARD TO THE CORRECTNESS OF DATA OR INFORMATION SUPPLIED BY LSP WHEN THIS DATA OR INFORMATION IS ACCESSED AND USED BY A THIRD PARTY.

XXX.    RELATIONSHIP OF THE PARTIES

        This Agreement shall not establish, be interpreted as establishing, or be used by either Party to establish or to represent their relationship as any form of agency, partnership or joint venture. Neither Party shall have any authority to bind the other or to act as an agent for the other unless written authority, separate from this Agreement, is provided. Nothing in the Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties. Nothing herein shall be construed as making either Party responsible or liable for the obligations and undertakings of the other Party.

XXXI.   COMPLETE TERMS

        This Agreement, together with its exhibits constitutes the entire agreement between the Parties and supersedes all prior discussions, representations or oral understandings reached between the Parties.

        The corresponding tariffs and this Agreement (including the exhibits) contain all of the applicable rates and charges to be paid by the LSP to SWBT in connection with SWBT's provision of telecommunications service to LSP for Resale to its end user customers.

        Neither Party shall be bound by any amendment, modification or additional terms unless it is reduced to writing signed by an authorized representative of the Party sought to be bound.

        By their signatures in the space provided below, LSP and SWBT indicate their acceptance of this Agreement. This agreement shall not bind LSP and SWBT until executed by both Parties. This Agreement will be governed by and interpreted in accordance with the laws of the State of Oklahoma.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION AGREEMENT.

        FEIST LONG DISTANCE         SOUTHWESTERN BELL TELEPHONE
        AECN/OCN: 7775              COMPANY

        /s/ Todd Feist              /s/ Dennis B. Eidson
        --------------------        ---------------------------
        Signature                   Signature

        Todd Feist                  Dennis B. Eidson
        --------------------        -----------------------------------------
        Printed Name                Printed Name

        President                   General Manager-- Local Interconnection
        --------------------        -----------------------------------------
        Position/Title              Position/Title

        3-24-97                     6/4/97
        --------------------        -----------------------------------------
        Date                        Date

THIS AGREEMENT CONTAINS A BINDING ARBITRATION AGREEMENT.

        FEIST LONG DISTANCE         SOUTHWESTERN BELL TELEPHONE
        AECN/OCN: 7775              COMPANY

        /s/ Todd Feist              /s/ Dennis B. Edison
        --------------------        ---------------------------
        Signature                   Signature

        TODD FEIST                  Dennis B. Edison
        --------------------        ---------------------------
        Printed Name                Printed Name

        President                   [Illegible]
        --------------------        ---------------------------
        Position/Title              Position/Title

        3-24-97                     6/4/97
        --------------------        ---------------------------
        Date                        Date

                                                                       EXHIBIT A
                                                                     Page 1 of 6

     Southwestern Bell's Resale Telecommunications Services* List - Business
                                    Oklahoma

                                                         RESALE DISCOUNTS
                                                     RECURRING    NON-RECURRING
                                                     ---------    -------------

LOCAL EXCHANGE SERVICE
Business 1 Party                                        19.8%         19.8%
Business - Multi-Line Hunting                           19.8%         19.8%
Semi Public Coin Telephone Service                      19.8%         19.8%
Semi Public Coinless Telephone Service                  19.8%         19.8%
Semi Public Coinless - Outward only                     19.8%         19.8%
Semi Public Outgoing Only/1 Way Originating only        19.8%         19.8%

EXPANDED LOCAL CALLING
Expanded Local Calling (Mandatory)                      19.8%         19.8%
Mandatory Extended Area Calling Service (EACS)- 1       19.8%         19.8%
Party
Mandatory EACS - Hotel/Motel Measured Trunk             19.8%         19.8%
Mandatory EACS - Multi-Line Hunting                     19.8%         19.8%
Mandatory EACS - PBX Trunk                              19.8%         19.8%
Mandatory EACS - Semi Public-1 Party                    19.8%         19.8%

VERTICAL SERVICES
Auto Redial                                             19.8%         19.8%
Call Blocker                                            19.8%         19.8%
Call Forwarding                                         19.8%         19.8%
Call Forwarding - Busy Line                             19.8%         19.8%
Call Forwarding - Busy Line/Don't Answer                19.8%         19.8%
Call Forwarding - Don't Answer                          19.8%         19.8%
Call Return                                             19.8%         19.8%
Call Trace                                              19.8%         19.8%
Call Waiting                                            19.8%         19.8%
Calling Name                                            19.8%         19.8%
Calling Number                                          19.8%         19.8%
ComCall(R)                                              19.8%         19.8%
Personalized Ring (1 dependent number)                  19.8%         19.8%
Personalized Ring (2 dependent numbers - 1st number)    19.8%         19.8%
Personalized Ring (2 dependent numbers - 2nd number)    19.8%         19.8%
Priority Call                                           19.8%         19.8%
Remote Access to Call Forwarding                        19.8%         19.8%
Selective Call Forwarding                               19.8%         19.8%
Simultaneous Call Forwarding                            19.8%         19.8%

* Some services not available in all Areas.

Resale products available subject to state and federal rules, regulations and tariffs.

                                                                       EXHIBIT A
                                                                     Page 2 of 6


                                                         RESALE DISCOUNTS
                                                     RECURRING    NON-RECURRING
                                                     ---------    -------------

VERTICAL SERVICES (cont.)
Speed Calling 8                                         19.8%         19.8%
Speed Calling 30                                        19.8%         19.8%
Three Way Calling                                       19.8%         19.8%

DID
DID (First Block of 100 - Category 1)                   19.8%         19.8%
DID (First Block of 10- Category 1)                     19.8%         19.8%
DID (Ea. adl. block of 10 after first 10- Category 1)   19.8%         19.8%
DID (Ea. adl. block of 100 after first 100- Category 2) 19.8%         19.8%
DID (Ea. adl. block of 10 assigned over 1st 100 -       19.8%         19.8%
Category 2)
DID (with Multifrequency)                               19.8%         19.8%
DID (with Dual-Tone Multifrequency)                     19.8%         19.8%
DID (1st 10 Trunks or access lines)                     19.8%         19.8%
DID (11th thru 50th trunk or network access line)       19.8%         19.8%
DID (51st trunk or network access line)                 19.8%         19.8%

TRUNKS
Analog Trunks                                           19.8%         19.8%
Digital Trunks                                          19.8%         19.8%

AIN
Area Wide Networking                                    19.8%         19.8%
Caller Intellidat(R)                                    19.8%         19.8%
Disaster Routing Service                                19.8%         19.8%
Intelligent Redirect(TM)                                19.8%         19.8%
Positive ID                                             19.8%         19.8%

OTHER
Bundled Telecommunications Services (e.g., the Works)   19.8%         19.8%
Busy Out Arrangements                                   19.8%         19.8%
Customer Alerting Enablement                            19.8%         19.8%
Grandfathered Services                                  19.8%         19.8%
Hot Line                                                19.8%         19.8%
Hunting                                                 19.8%         19.8%
Local Operator Assistance Service                       19.8%         19.8%
Night Number associated with Telephone Number           19.8%         19.8%
Night Number associated with a Terminal                 19.8%         19.8%
Promotions (Greater than 90 days)                       19.8%         19.8%
Telebranch(R)                                           19.8%         19.8%
Toll Restriction                                        19.8%         19.8%

* Some Services not available in all Areas.

                                                                       EXHIBIT A
                                                                     Page 3 of 6


                                                         RESALE DISCOUNTS
                                                     RECURRING    NON-RECURRING
                                                     ---------    -------------

OTHER (cont.)
TouchTone                                               19.8%         19.8%
Voice Dial                                              19.8%         19.8%
Warm Line                                               19.8%         19.8%

ISDN
Circuit Switched Video/Circuit Switched Data            19.8%         19.8%
Select Video Plus(R)                                    19.8%         19.8%
Smart Trunk(TM)                                         19.8%         19.8%

DIRECTORY ASSISTANCE SERVICES                           19.8%         19.8%

TOLL
900 Call Restriction                                    19.8%         19.8%
IntraLATA MTS                                           19.8%         19.8%
MaxiMizer 800(R)                                        19.8%         19.8%
OutWATS                                                 19.8%         19.8%
Toll Billing Exception                                  19.8%         19.8%
800 Service                                             19.8%         19.8%

OPTIONAL TOLL CALLING PLANS
1+ SAVER(TM)                                            19.8%         19.8%
1+ SAVER Direct(TM)                                     19.8%         19.8%
Circle Saver                                            19.8%         19.8%
Corridor Optional Saver                                 19.8%         19.8%
Extended Community Saver                                19.8%         19.8%

PLEXAR(R)
Plexar I(R)                                             19.8%         19.8%
Plexar II(R)                                            19.8%         19.8%
Plexar Custom(1)                                      Variable      Variable

----------
(1) The Resale Discount cannot be set such that SWBT provides Plexar Custom below underlying costs.


*Some Services not available in all Areas.

                                                                       EXHIBIT A
                                                                     Page 4 of 6


                                                         RESALE DISCOUNTS
                                                     RECURRING    NON-RECURRING
                                                     ---------    -------------

PRIVATE LINE
Analog Private Lines                                   19.8%         19.8%
Automated Distribution Services                        19.8%         19.8%
Digital Loop Service                                   19.8%         19.8%
Foreign Exchange Service                               19.8%         19.8%
Foreign Serving Office                                 19.8%         19.8%
Frame Relay                                            19.8%         19.8%
Group Alerting Services                                19.8%         19.8%
MegaLink I(R)                                          19.8%         19.8%
MegaLink II(R)                                         19.8%         19.8%
MegaLink III(R)                                        19.8%         19.8%
MicroLink I(R)                                         19.8%         19.8%
MicroLink II(R)                                        19.8%         19.8%
MultiPoint Video                                       19.8%         19.8%
Service Loop Facility Modification Service             19.8%         19.8%

* Some Services not available in all Areas.

                                                                       EXHIBIT A
                                                                     Page 5 of 6


    Southwestern Bell's Resale Telecommunications Services* List - Residence
                                    Oklahoma

                                                         RESALE DISCOUNTS
                                                     RECURRING    NON-RECURRING
                                                     ---------    -------------

LOCAL EXCHANGE SERVICE
Life Line and Link Up America Services                 19.8%            19.8%
Residence 1 Party                                      19.8%            19.8%
Residence Measured                                     19.8%            19.8%

EXPANDED LOCAL CALLING
Expanded Local Calling (Mandatory)                     19.8%            19.8%
Mandatory Extended Area Calling Service (EACS)- 1      19.8%            19.8%
Party
Mandatory EACS - One element measured, 1 Party         19.8%            19.8%

VERTICAL SERVICES
Auto Redial                                            19.8%            19.8%
Call Blocker                                           19.8%            19.8%
Call Forwarding                                        19.8%            19.8%
Call Forwarding - Busy Line                            19.8%            19.8%
Call Forwarding - Busy Line/Don't Answer               19.8%            19.8%
Call Forwarding - Don't Answer                         19.8%            19.8%
Call Return                                            19.8%            19.8%
Call Trace                                             19.8%            19.8%
Call Waiting                                           19.8%            19.8%
Calling Name                                           19.8%            19.8%
Calling Number                                         19.8%            19.8%
ComCall(R)                                             19.8%            19.8%
Personalized Ring (1 dependent number)                 19.8%            19.8%
Personalized Ring (2 dependent numbers -1st number)    19.8%            19.8%
Personalized Ring (2 dependent numbers -2nd number)    19.8%            19.8%
Priority Call                                          19.8%            19.8%
Remote Access to Call Forwarding                       19.8%            19.8%
Selective Call Forwarding                              19.8%            19.8%
Simultaneous Call Forwarding                           19.8%            19.8%
Speed Calling 8                                        19.8%            19.8%
Three Way Calling                                      19.8%            19.8%

DIRECTORY ASSISTANCE SERVICES                          19.8%            19.8%

* Some Services not available in all Areas.

                                                                       EXHIBIT A
                                                                     Page 6 of 6


                                                         RESALE DISCOUNTS
                                                     RECURRING    NON-RECURRING
                                                     ---------    -------------

ISDN                                                   19.8%            19.8%

OTHER
Bundled Telecommunications Services (e.g., the Works)  19.8%            19.8%
Customer Alerting Enablement                           19.8%            19.8%
Grandfathered Services                                 19.8%            19.8%
Hot Line                                               19.8%            19.8%
Local Operator Assistance Service                      19.8%            19.8%
Promotions (Greater than 90 days)                      19.8%            19.8%
Preferred Number Service                               19.8%            19.8%
Toll Restriction                                       19.8%            19.8%
TouchTone                                              19.8%            19.8%
Voice Dial                                             19.8%            19.8%
Warm Line                                              19.8%            19.8%

TOLL
900/976 Call Restriction                               19.8%            19.8%
Home 800(TM)                                           19.8%            19.8%
IntraLATA MTS                                          19.8%            19.8%
Toll Billing Exception                                 19.8%            19.8%

OPTIONAL TOLL CALLING PLANS
1+ SAVER(TM)                                           19.8%            19.8%
1+ SAVER Direct(TM)                                    19.8%            19.8%
Circle Saver                                           19.8%            19.8%
Corridor Optional Saver                                19.8%            19.8%
Extended Community Saver                               19.8%            19.8%

* Some Services not available in all Areas.

                                                                       EXHIBIT B
                                                                     Page 1 of 1


                 Southwestern Bell's Resale Other Services* List
                                    Oklahoma

                                                       RESALE DISCOUNTS
                                                   RECURRING    NON-RECURRING
                                                   ---------    -------------

Additional Directory Listings                       19.8%            19.8%
Bill Plus                                              5%               5%
Consolidated Billing                                   5%               5%
Access Services                                        0%               0%
Wireless Carrier Interconnection Services              0%               0%
Company Initiated Suspension Service                   0%               0%
Construction Charges                                   0%               0%
Customer Initiated Suspension Service                  0%               0%
Exchange Connection Service                            0%               0%
Connections with Terminal Equipment and                0%               0%
Communications
Equipment
Maintenance of Service Charges                         0%               0%
Telecommunications Service Priority Systems            0%               0%

* Some Services not available in all Areas.

Resale products available subject to state and federal rules, regulations and tariffs.

                                                                       EXHIBIT C
                                                                     Page 1 of 1


                                 APPENDIX RESALE
                                    OKLAHOMA
                   OS/DA PRICING - BRANDING, RATE & REFERENCE

The following rates will apply for each service element:

--------------------------------------------------------------------------------
A. CALL BRANDING

An initial non-recurring charge applies per trunk group for the establishment of LSP specific Call Branding. A Per Call charge also applies. When there are subsequent changes to the branding announcement, an additional non-recurring charge will also apply per change.

                                         Rate per initial load group  $2700.00
                                      Rate per load for Brand change  $2700.00
                                                            Per Call  $   0.02
--------------------------------------------------------------------------------
B. DIRECTORY ASSISTANCE RATE/REFERENCE INFORMATION

An initial non-recurring charge applies for the initial load of LSP's DA Services Rate/Reference Information. An additional non-recurring charge applies for each subsequent change to Rate/Reference Information.


                                               Rate per initial load  $4250.00
                                     Rate per subsequent rate change  $3050.00
                                Rate per subsequent reference change  $3050.00
--------------------------------------------------------------------------------
C. OPERATOR SERVICES RATE/REFERENCE INFORMATION

An initial non-recurring charge applies for the initial load of LSP's Operator Services Rate/Reference Information. An additional non-recurring charge applies for each subsequent change to Rate/Reference Information.

                                               Rate per initial load  $4250.00
                                     Rate per subsequent rate change  $3050.00
                                Rate per subsequent reference change  $3050.00
--------------------------------------------------------------------------------